SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2010
H&E EQUIPMENT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation	000-51759 (Commission File Number)	81-0553291 (IRS Employer Identification No.)
11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)
(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On July 29, 2010, H&E Equipment Services, Inc. (the “Company”) amended and restated its existing $320.0 million senior secured credit facility with General Electric Capital Corporation as administrative agent that matures on August 4, 2011, entering into a Third Amended and Restated Credit Agreement by and among the Company, Great Northern Equipment, Inc., GNE Investments, Inc., H&E Finance Corp., H&E Equipment Services (California), LLC, H&E California Holdings, Inc., H&E Equipment Services (Mid-Atlantic), Inc., General Electric Capital Corporation, as administrative agent, Bank of America, N.A. as co-syndication agent, documentation agent, joint lead arranger and joint bookrunner and the lenders from time to time party thereto (the “Amendment and Restatement”).
     The Amendment and Restatement, among other things, (i) extends the maturity date of the credit facility from August 4, 2011 to July 29, 2015, (ii) adds a financial covenant requiring maintenance of a maximum total leverage ratio of 5.0 to 1.0, which is tested if excess availability is less than $40.0 million (as adjusted if the incremental facility is exercised), (iii) modifies the existing financial covenant requiring maintenance of a fixed charge coverage ratio so that the excess availability level at which such ratio is tested increases from excess availability of less than $25.0 million to excess availability of less than $40.0 million, (as adjusted if the incremental facility is exercised), (iv) requires a daily sweep of cash from the Company’s blocked accounts in the event that excess availability is less than $65.0 million (as adjusted if the incremental facility is exercised) and (v) increases the unused commitment fee from .25% to .50%. The Amendment and Restatement also increases the interest rate (a) in the case of index rate revolving loans, to the index rate plus an applicable margin of 1.50% to 2.25% depending on the leverage ratio and (b) in the case of LIBOR revolving loans, to LIBOR plus an applicable margin of 2.50% to 3.25%, depending on the leverage ratio.
     The credit facility, as amended and restated, continues to provide, among other things, a $320.0 million senior secured asset based revolver, including a $30.0 million letter of credit facility, a $130.0 million incremental facility and a guaranty by the Company and each of its subsidiaries of the obligations under the credit facility. In addition, the borrowers under the credit facility remain the same and the credit facility remains secured by substantially all of the assets of the Company and its subsidiaries.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(a) Exhibits
10.1	Third Amended and Restated Credit Agreement, dated as of July 29, 2010, by and among H&E Equipment Services, Inc., Great Northern Equipment, Inc., GNE Investments, Inc., H&E Finance Corp., H&E Equipment Services (California), LLC, H&E California Holdings, Inc., H&E Equipment Services (Mid-Atlantic), Inc., General Electric Capital Corporation, as Agent, Bank of America, N.A. as co-syndication agent, documentation agent, joint lead arranger and joint bookrunner and the lenders party thereto.

SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.

Date: August 3, 2010	/s/ LESLIE S. MAGEE
By: Leslie S. Magee
Its: Chief Financial Officer

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